Exhibit 7.B

[SUTHERLAND ASBILL & BRENNAN LLP]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for Security Life of Denver Separate Account L1 (File No. 333-34404). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Kimberly J. Smith
     Kimberly J. Smith

Washington, D.C.
April 20, 2001